Exhibit 99.1

PRESS RELEASE

For release:	August 10, 2020

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Reports Second Quarter 2020 Results

George Town, Cayman Islands (August 10, 2020) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income of $37.6 million for the three months ended June 30, 2020 compared to $14.7 million for the same period of 2019. Underwriting income was $21.7 million for the three months ended June 30, 2020 compared to $8.1 million for the comparable period in 2019. The Company’s Combined Ratio for the three months ended June 30, 2020 was 85.2%. The Company’s Investment Portfolio increased $82.8 million, or 5.3%, and book value per share increased 8.7%, from $47.12 to $51.24, during the second quarter of 2020.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Gross Written Premiums	$164.5	$179.3	$320.3	$321.5
Net Earned Premiums	$141.8	$128.2	$286.3	$250.3
Net income (loss)	$37.6	$14.7	$(7.0)	$34.3
Net income (loss) per share	$2.61	$1.02	$(0.49)	$2.39
Adjusted operating income (1)	$7.5	$11.3	$17.5	$22.9
Adjusted operating income per share	$0.52	$0.79	$1.22	$1.60
Combined ratio analysis:
Loss ratio	47.4%	54.6%	50.6%	51.3%
Expense ratio	37.8%	39.4%	38.4%	40.1%

Combined ratio	85.2%	94.0%	89.0%	91.4%

(1)

Net Income exclusive of investment portfolio gains and losses. Excluding declines in the fair value of alternative investments during 2020, adjusted operating income would have been $17.0 million and $26.7 million, net of tax, for the quarter and six months ended June 30, 2020, respectively.

	As of June 30, 2020	As of March 31, 2020	As of December 31, 2019
Book value per share (2)	$51.24	$47.12	$50.82
Shareholders’ equity	$735.2	$674.6	$726.8
Cash and invested assets (3)	$1,633.4	$1,550.6	$1,607.0

(2)	Net of cumulative Company dividends to shareholders totaling $2.50 per share, $2.25 per share, and $2.00 per share as of June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
(3)	Including receivable/(payable) for securities sold/(purchased).

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch, & Stable

•	Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including COVID-19, risks and uncertainties related to the proposed redomestication of Global Indemnity Limited, and risks and uncertainties related to the proposed redemption of the 7.75% Subordinated Notes due 2045. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Three and Six Months Ended June 30, 2020 and 2019

For the three months ended June 30, 2020, the Company recorded a combined ratio of 85.2% (Loss Ratio 47.4% and Expense Ratio 37.8%) as compared to 94.0% (Loss Ratio 54.6% and Expense Ratio 39.4%) for the three months ended June 30, 2019.

•

The accident year casualty loss ratio improved 5.7 points to 52.1% in 2020 as compared to 57.8% in 2019 primarily as a result of lower claims frequency within the U.S. Insurance Operations partially offset by an increase in the Reinsurance Operations’ casualty loss ratio due to the addition of a new casualty reinsurance treaty.

•

The Company’s accident year property loss ratio increased by 4.3 points to 66.9% in 2020 from 62.6% in 2019 primarily as a result of an increase in frequency and severity of catastrophe claims partially offset by reductions in frequency on non-catastrophe claims.

For the six months ended June 30, 2020, the Company recorded a combined ratio of 89.0% (Loss Ratio 50.6% and Expense Ratio 38.4%) as compared to 91.4% (Loss Ratio 51.3% and Expense Ratio 40.1%) for the six months ended June 30, 2019.

•

The accident year casualty loss ratio improved 2.3 points to 55.7% in 2020 as compared to 58.0% in 2019 period primarily as a result of lower claims frequency within the U.S. Insurance Operations partially offset by an increase in the Reinsurance Operations’ casualty loss ratio due to the addition of a new casualty reinsurance treaty.

•

The Company’s accident year property loss ratio increased by 1.2 points to 58.8% in 2020 from 57.6% in 2019 primarily as a result of an increase in frequency and severity of catastrophe claims partially offset by reductions in frequency and severity on non-catastrophe claims.

Global Indemnity Limited’s Gross and Net Written Premiums Results by Segment for the Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,
	Gross Written Premiums			Net Earned Premiums
	2020	2019	% Change	2020	2019	% Change
Commercial Specialty	$87,297	$77,079	13.3%	$69,728	$56,705	23.0%
Specialty Property	37,978	46,486	(18.3%)	33,543	35,567	(5.7%)
Farm, Ranch, & Stable	23,222	23,697	(2.0%)	19,030	17,350	9.7%
Reinsurance Operations	16,052	32,059	(49.9%)	19,546	18,579	5.2%

Total	$164,549	$179,321	(8.2%)	$141,847	$128,201	10.6%

	Six Months Ended June 30,
	Gross Written Premiums			Net Earned Premiums
	2020	2019	% Change	2020	2019	% Change
Commercial Specialty	$168,128	$141,292	19.0%	$137,442	$112,346	22.3%
Specialty Property	73,221	86,160	(15.0%)	67,759	70,186	(3.5%)
Farm, Ranch, & Stable	45,355	44,462	2.0%	37,713	34,472	9.4%
Reinsurance Operations	33,569	49,608	(32.3%)	43,401	33,286	30.4%

Total	$320,273	$321,522	(0.4%)	$286,315	$250,290	14.4%

Commercial Specialty Operations: Gross written premiums and net earned premiums increased 13.3% and 23.0%, respectively, for the three months ended June 30, 2020 as compared to the same period in 2019. Gross written premiums and net earned premiums increased 19.0% and 22.3%, respectively, for the six months ended June 30, 2020 as compared to the same period in 2019. The increases are primarily driven by organic growth from existing agents, increased pricing, and several new programs.

Specialty Property Operations: Gross written premiums and net earned premiums decreased by 18.3% and 5.7%, respectively, for the three months ended June 30, 2020 as compared to the same period in 2019. Gross written premiums and net earned premiums decreased by 15.0% and 3.5%, respectively, for the six months ended June 30, 2020 as compared to the same period in 2019. The decreases are primarily due to a continued reduction of catastrophe exposed business.

Farm, Ranch, & Stable Operations: Gross written premiums decreased 2.0% and net earned premiums increased 9.7% for the three months ended June 30, 2020 as compared to the same period in 2019. Gross written premiums and net earned premiums increased 2.0% and 9.4%, respectively, for the six months ended June 30, 2020 as compared to the same period in 2019. The decrease in gross written premiums for the three months ended June 30, 2020 was primarily due to an effort to reduce exposure in catastrophe prone areas to improve overall profitability. The increase in gross written premiums for the six months ended June 30, 2020, and the increases in net earned premiums for the three and six months ended June 30, 2020, was primarily due to an increase in pricing.

Reinsurance Operations: Gross written premiums decreased 49.9% and net earned premiums increased 5.2% for the three months ended June 30, 2020, as compared to the same period in 2019. Gross written premiums decreased 32.3% and net earned premiums increased 30.4% for the six months ended June 30, 2020, as compared to the same period in 2019. The decrease in gross written premiums was primarily due to the non-renewal of property catastrophe treaties. The increase in net earned premiums was primarily due to the growth of the new casualty treaty entered into during 2019.

###

Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Gross written premiums	$164,549	$179,321	$320,273	$321,522

Net written premiums	$147,264	$159,069	$286,376	$282,485

Net earned premiums	$141,847	$128,201	$286,315	$250,290
Net investment income (loss)	(2,359)	13,826	7,770	21,045
Net realized investment gains (loss)	38,507	3,590	(29,655)	13,980
Other income	766	522	931	1,010

Total revenues	178,761	146,139	265,361	286,325
Net losses and loss adjustment expenses (1)	67,297	70,075	144,944	128,396
Acquisition costs and other underwriting expenses	53,578	50,534	109,990	100,277
Corporate and other operating expenses	8,618	4,639	12,841	7,844
Interest expense	4,712	5,042	9,577	10,065

Income (loss) before income taxes	44,556	15,849	(11,991)	39,743
Income tax expense (benefit)	7,005	1,186	(4,964)	5,480

Net income (loss)	$37,551	$14,663	$(7,027)	$34,263

Weighted average shares outstanding–basic	14,276	14,187	14,263	14,171

Weighted average shares outstanding–diluted	14,389	14,331	14,263	14,325

Net income (loss) per share – basic	$2.63	$1.03	$(0.49)	$2.42

Net income (loss) per share – diluted (2)	$2.61	$1.02	$(0.49)	$2.39

Cash dividends declared per share	$0.25	$0.25	$0.50	$0.50

Combined ratio analysis: (3)
Loss ratio	47.4	54.6	50.6	51.3
Expense ratio	37.8	39.4	38.4	40.1

Combined ratio	85.2	94.0	89.0	91.4

(1)

Includes loss reductions related to prior years of $19.3 million and $8.2 million for the three months ended June 30, 2020 and 2019, respectively and $19.9 million and $16.1 million for the six months ended June 30, 2020 and 2019, respectively.

(2)	For the six months ended June 30, 2020, weighted average shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.
(3)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) June 30, 2020	December 31, 2019
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2020 - $1,236,356 and 2019 - $1,231,568; net of allowance of: 2020 - $0)	$1,280,116	$1,253,159
Equity securities, at fair value	220,184	263,104
Other invested assets	35,463	47,279

Total investments	1,535,763	1,563,542
Cash and cash equivalents	76,393	44,271
Premiums receivable, net of allowance for credit losses of $2,931 at June 30, 2020	125,300	118,035
Reinsurance receivables, net of allowance for credit losses of $8,992 at June 30, 2020	91,089	83,938
Funds held by ceding insurers	47,820	48,580
Federal income taxes receivable	5,511	10,989
Deferred federal income taxes	33,967	31,077
Deferred acquisition costs	70,119	70,677
Intangible assets	21,227	21,491
Goodwill	6,521	6,521
Prepaid reinsurance premiums	15,854	16,716
Receivable for securities sold	21,252	—
Other assets	62,332	60,048

Total assets	$2,113,148	$2,075,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$651,073	$630,181
Unearned premiums	314,061	314,861
Ceded balances payable	23,660	20,404
Payables for securities purchased	—	850
Contingent commissions	8,676	11,928
Debt	297,730	296,640
Other liabilities	82,754	74,212

Total liabilities	1,377,954	1,349,076

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 10,333,540 and 10,282,277, respectively; A ordinary shares outstanding: 10,213,436 and 10,167,056, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital (1)	445,173	442,403
Accumulated other comprehensive income, net of taxes	37,693	17,609
Retained earnings (1)	256,442	270,768
A ordinary shares in treasury, at cost: 120,104 and 115,221 shares, respectively	(4,116)	(3,973)

Total shareholders’ equity	735,194	726,809

Total liabilities and shareholders’ equity	$2,113,148	$2,075,885

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of June 30, 2020 and December 31, 2019. Retained earnings are also net of $36 million and $29 million of cumulative historic Company dividends to shareholders as of June 30, 2020 and December 31, 2019, respectively.

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2020	December 31, 2019
Fixed maturities	$1,280.1	$1,253.2
Cash and cash equivalents	76.4	44.3

Total bonds and cash and cash equivalents	1,356.5	1,297.5
Equities and other invested assets	255.6	310.4

Total cash and invested assets, gross	1,612.1	1,607.9
Receivable (payable) for securities (sold)/purchased	21.3	(0.9)

Total cash and invested assets, net	$1,633.4	$1,607.0

	Total Investment Return (1)
	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019
Net investment income (loss)	$(2.4)	$13.8	$7.8	$21.0

Net realized investment gains (losses)	38.5	3.6	(29.7)	14.0
Net unrealized investment gains	26.3	17.1	22.2	43.4

Net realized and unrealized investment gains (losses)	64.8	20.7	(7.5)	57.4

Total net investment income and gains	$62.4	$34.5	$0.3	$78.4

Average total cash and invested assets	$1,592.0	$1,537.3	$1,620.2	$1,533.2

Total investment return %	3.9%	2.2%	0.0%	5.1%

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY LIMITED

SUMMARY OF ADJUSTED OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted operating income, net of tax (1)	$7,480	$11,346	$17,529	$22,926
Adjustments:
Net realized investment gains (losses)	30,071	3,317	(24,556)	11,337

Net income (loss)	$37,551	$14,663	$(7,027)	$34,263

Weighted average shares outstanding – basic	14,276	14,187	14,263	14,171

Weighted average shares outstanding – diluted	14,389	14,331	14,409	14,325

Adjusted operating income per share – basic	$0.52	$0.80	$1.23	$1.62

Adjusted operating income per share – diluted	$0.52	$0.79	$1.22	$1.60

(1)

Excluding declines in the fair value of alternative investments during 2020, adjusted operating income would have been $17.0 million and $26.7 million, net of tax, for the quarter and six months ended June 30, 2020, respectively.

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.